Exhibit 10.4



Agreed terms document under the joint venture shareholders' agreement dated 14th October 2005 among Baltic Petroleum (E&P) Limited, Siberian Energy Group Inc. and Zauralneftegaz Limited

                                RELEASE OF PLEDGE

Siberian Energy Group Inc. ("SEG")
275 Madison Avenue
6th Floor
New York
NY 10016

9th November 2005

Dear Sirs

ACKNOWLEDGEMENT OF DISCHARGE OF SECURITY

We refer to the pledge and security agreement (the "PLEDGE") dated 28 April 2005 made between SEG and Baltic Petroleum ("BP") pursuant to which SEG granted security over certain assets as security for the performance of certain obligations of SEG to BP under the terms of a guarantee from SEG to BP dated 28 April 2005 (the "GUARANTEE") and under an option agreement between BP and SEG dated 28 April 2005 (the "OPTION AGREEMENT").

BP has pursuant to a deed of release (the "DEED") dated today's date released and discharged SEG of all obligations under the Guarantee. Further, the Option Agreement (the "OPTION") has terminated in accordance with its terms as of today's date and SEG has no further obligations to BP thereunder.

BP hereby acknowledges that the Secured Obligations (as defined in the Pledge) have been released, discharged, cancelled and/or terminated and therefore, in accordance with section 9 of the Pledge, the security interest granted under the Pledge has with effect from today's date terminated and all rights to the Collateral (as defined in the Pledge) have reverted to SEG.

Yours faithfully

Baltic Petroleum Limited

PLEASE SIGN, DATE AND RETURN TO THE ABOVE ADDRESS THE ATTACHED COPY OF THIS LETTER AS ACCEPTANCE OF THE ABOVE.

Acknowledged for and on behalf of Siberian Energy Group Inc. by

Sign: /s/ David Zaikin
     --------------------------

Print Name: David Zaikin
           ------------------------

Date: November 9,2005


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